EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Acquisition of Chesapeake's South Texas Assets

On August 11, 2023, SilverBow Resources, Inc. (“SilverBow” or the “Company”) and its operating subsidiary, SilverBow Resources Operating, LLC (“SilverBow Operating”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Chesapeake Energy Corporation, through its wholly owned subsidiaries Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C. (collectively “Chesapeake”), to buy Chesapeake's South Texas assets (the “Chesapeake Transaction”). Under the terms and conditions of the Purchase Agreement, which has an economic effective date of February 1, 2023, the aggregate consideration to be paid to Chesapeake in the Chesapeake Transaction will consist of $700,000,000, comprised of cash in the amount of $650,000,000, due at the closing of the Chesapeake Transaction, subject to certain purchase price adjustments and cash in the amount of $50,000,000 due on the first anniversary of the closing of the Chesapeake Transaction. The Chesapeake Transaction also includes an earn-out payment contingent upon the average monthly settlement price of NYMEX West Texas Intermediate (“WTI”) crude oil for the 12 month period beginning on the first trading day of the next full calendar month following the closing date of the Chesapeake Transaction. If the average monthly settlement price of WTI during the 12 month period exceeds $80 per barrel, SilverBow shall pay Chesapeake an amount equal to $50 million or (b) is between $75 per barrel and $80 per barrel, SilverBow shall pay Chesapeake an amount equal to $25 million. If the average monthly settlement price of WTI during the 12 month period is below $75 per barrel, SilverBow shall not owe Chesapeake an earn-out payment.

The Chesapeake Transaction is expected to be funded with borrowings under the Company's existing Credit Facility, proceeds from its Second Lien Notes and cash on hand. In conjunction with the Chesapeake Transaction, the Company has secured $425 million of incremental commitments under its Credit Facility from existing and new lenders, which, subject to the closing of the Chesapeake Transaction, will increase lender commitments under the Credit Facility to $1.2 billion, and the Second Lien Notes will be upsized by $350 million, which, subject to the closing of the Chesapeake Transaction, will increase lender commitments under the Second Lien Notes to $500 million and extend the maturity date for the Second Lien Notes to December 15, 2028 (together, the “related financing”).

Acquisition of Sundance Assets

On June 30, 2022, SilverBow and its operating subsidiary, SilverBow Operating, closed the previously announced purchase and sale agreement dated April 13, 2022 with Sundance Energy, Inc. and certain affiliated entities (collectively, “Sundance”), thereby acquiring oil and gas assets in the Eagle Ford (the “Sundance Transaction” and together with the Chesapeake Transaction, the “Transactions”). After consideration of closing adjustments, total aggregate consideration was approximately $344.9 million, consisting primarily of $220.9 million in cash, 4,148,472 shares of our common stock valued at approximately $117.7 million based on the Company's share price on the closing date and contingent consideration with an estimated fair value of $7.4 million. The contingent consideration consists of up to two earn-out payments of $7.5 million each, contingent upon the average monthly settlement price of NYMEX West Texas Intermediate crude oil exceeding $95 per barrel for the period from April 13, 2022 through December 31, 2022 which would trigger a payment of $7.5 million in 2023 and $85 per barrel for 2023 which would trigger a payment of $7.5 million in 2024 (the “2022 WTI Contingency Payout”). The contingent payout for the period of April 13, 2022 through December 31, 2022 did not materialize. As part of our post-close settlement, we settled the 2022 WTI Contingency during the second quarter of 2023. As such, we are no longer required to make a contingency payment related to the 2022 WTI Contingency Payout. We incurred approximately $6.8 million in transaction costs during the year ended December 31, 2022 related to the Sundance Transaction.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of SilverBow, historical South Texas Rich Properties Statements of Revenues and Direct Operating Expenses related to the Chesapeake Transaction and from the historical financial activity of Sundance through June 30, 2022, the closing date of the Sundance Transaction.

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Chesapeake Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group.

Certain historical amounts of Sundance and Chesapeake have been reclassified to conform to SilverBow’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 presented below was prepared as if the Chesapeake Transaction and related financing had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six-month period ended June 30, 2023 and the year ended December 31, 2022 presented below was prepared as if the Transactions and related financing of each transaction had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements reflect the following Transaction-related pro forma adjustments, based on available information and certain assumptions that SilverBow believes are reasonable:

•the Transactions, accounted for as asset acquisitions and the related financing of each Transaction;
•SilverBow’s related borrowing on its Credit Facility and Second Lien Notes, as applicable, to fund the cash portion of the Transactions;
•adjustments to conform the classification of expenses in Chesapeake’s historical statements of Revenues and Direct Operating Expenses to SilverBow’s classification for similar expenses;
•adjustments to conform the classification of revenues and expenses in Sundance’s historical statements of operations to SilverBow’s classification for similar revenues and expenses; and
•the recognition of estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Transactions and the related financing.

The acquisition method of accounting as it relates to the Chesapeake Transaction is dependent upon certain valuations and other studies that, as of the date hereof, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. SilverBow has performed a preliminary valuation analysis of the relative fair value of Chesapeake’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of Chesapeake to reflect preliminary estimates of the relative fair value necessary to prepare the unaudited pro forma condensed combined financial statements. A final determination of the relative fair value of Chesapeake’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Chesapeake that exist as of the closing date of the Chesapeake Transaction and, therefore, cannot be made prior to the completion of the Chesapeake Transaction. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. SilverBow estimated the fair value of Chesapeake’s assets and liabilities based on discussions with Chesapeake’s management, preliminary valuation studies, due diligence, and information presented in Chesapeake’s historical financial statements. Any increases or decreases in the relative fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statement of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
The unaudited pro forma condensed combined financial information is not intended to represent what SilverBow’s financial position or results of operations would have been had the Transactions actually been consummated on the assumed dates nor does it purport to project the future operating results or financial position of the combined company following the Chesapeake Transaction. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Chesapeake Transaction, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the Transactions and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statement of operations also exclude the effects of costs of integration activities and asset dispositions that may result from the Transactions.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in SilverBow’s Annual Report on Form 10-K for the year ended December 31, 2022, the historical consolidated financial statements and accompanying notes thereto of Sundance filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on June 6, 2022, and Quarterly Report on Form 10-Q for the six months ended

June 30, 2023 and historical South Texas Rich Properties Statements of Revenues and Direct Operating Expenses and accompanying notes thereto filed as Exhibit 99.1 and Exhibit 99.2 to the Current Report on Form 8-K of which this Exhibit 99.3 is a part.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Balance Sheet As of June 30, 2023 (Unaudited)
(in thousands, except per share amounts)	SilverBow Historical	Chesapeake Transaction Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,102	$—		$1,102
Accounts receivable, net	64,587	—		64,587
Fair value of commodity derivatives	72,590	—		72,590
Other current assets	3,935	—		3,935
Total Current Assets	142,214	—		142,214
Property and Equipment:
Property and equipment, full cost method, including $26,344 of unproved property costs not being amortized at the end of the period	2,756,694	673,018	(a)	3,429,712
Less – Accumulated depreciation, depletion, amortization & impairment	(1,097,935)	—		(1,097,935)
Property and Equipment, Net	1,658,759	673,018		2,331,777
Right of Use Assets	9,435	200	(a)	9,635
Fair Value of Long-Term Commodity Derivatives	21,903	—		21,903
Other Long-Term Assets	8,159	—		8,159
Total Assets	$1,840,470	$673,218		$2,513,688
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$60,143	$—		$60,143
Fair value of commodity derivatives	9,711	—		9,711
Accrued capital costs	44,047	—		44,047
Accrued interest	2,755	—		2,755
Current lease liability	5,966	59	(a)	6,025
Undistributed oil and gas revenues	18,463	—		18,463
Deferred acquisition payment	—	50,000	(a)	50,000
Total Current Liabilities	141,085	50,059		191,144
Long-Term Debt, Net	722,904	599,805	(a)	1,322,709
Non-Current Lease Liability	3,571	141	(a)	3,712
Deferred Tax Liabilities	50,073	—		50,073
Asset Retirement Obligations	9,619	634	(a)	10,253
Fair Value of Long-Term Commodity Derivatives	2,032	22,579	(a)	24,611
Other Long-Term Liabilities	541	—		541
Stockholders' Equity:
Preferred stock	—	—		—
Common stock	231	—		231
Additional paid-in capital	578,817	—		578,817
Treasury stock, held at cost	(10,600)	—		(10,600)
Retained earnings	342,197	—		342,197
Total Stockholders’ Equity	910,645	—		910,645
Total Liabilities and Stockholders’ Equity	$1,840,470	$673,218		$2,513,688
See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations For Six Months Ended June 30, 2023 (Unaudited)
(in thousands, except per share amounts)	SilverBow Historical	Chesapeake Historical	Chesapeake Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues:
Oil and gas sales	$266,354	$179,224	$—		$—		$445,578

Operating Expenses:
Direct Operating Expenses	—	80,418	(80,418)	(b)	—		—
General and administrative, net	12,982	—	—		—		12,982
Depreciation, depletion, and amortization	93,850	—	—		40,319	(d)	134,169
Accretion of asset retirement obligations	464	—	—		—		464
Lease operating expenses	39,740	—	16,773	(b)	—		56,513
Workovers	1,590	—	766	(b)	—		2,356
Transportation and gas processing	23,292	—	50,964	(b)	—		74,256
Severance and other taxes	18,156	—	11,915	(b)	—		30,071
Total Operating Expenses	190,074	80,418	—		40,319		310,811

Operating Income (Loss)	76,280	98,806	—		(40,319)		134,767

Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	112,243	—	—		—		112,243
Interest expense, net	(34,935)	—	—		(33,991)	(e)	(68,926)
Other income (expense), net	4	—	—		—		4

Income (Loss) Before Income Taxes	153,592	98,806	—		(74,310)		178,088

Provision (Benefit) for Income Taxes	34,163	—	—		5,450	(f)	39,613

Net Income (Loss)	$119,429	$98,806	$—		$(79,760)		$138,475

Per Share Amounts:

Basic: Loss Per Share	$5.30	$—	$—		$—		$6.15
Diluted: Loss Per Share	$5.27	$—	$—		$—		$6.11

Weighted-Average Shares Outstanding - Basic	22,527	—	—		—		22,527

Weighted-Average Shares Outstanding - Diluted	22,654	—	—		—		22,654
See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2022 (Unaudited)
		Sundance Historical
(in thousands, except per share amounts)	SilverBow Historical	January 1, 2022 Through March 31, 2022	Sundance Historical April 1, 2022 through June 30, 2022	Chesapeake Historical	Sundance Reclassification Adjustments (Note 2)		Chesapeake Reclassification Adjustments (Note 2)		Sundance Transaction Adjustments (Note 2)		Chesapeake Transaction Adjustments (Note 2)		Pro Forma Combined
Revenues:
Oil and gas sales	$753,420	$—	$—	$483,383	$102,282	(c)	$—		$—		$—		$1,339,085
Oil sales		45,023	38,499	—	(83,522)	(c)	—		—		—		—
Natural gas sales		3,298	4,249	—	(7,547)	(c)	—		—		—		—
Natural gas liquid sales		6,384	4,829	—	(11,213)	(c)	—		—		—		—

Operating Expenses:
Direct Operating Expenses	—	—	—	189,018	—		(189,018)	(b)	—		—		—
General and administrative, net	21,395	1,727	—	—	—		—		—		—		23,122
Depreciation, depletion, and amortization	133,982	273	—	—	(137)	(c)	—		26,016	(d)	65,756	(d)	225,890
Accretion of asset retirement obligations	534	—	—	—	137	(c)	—		—		—		671
Lease operating expense	55,329	9,510	8,746		(2,016)	(c)	27,318	(b)	—		—		98,887
Workovers	1,655	—	—		2,016	(c)	2,050	(b)	—		—		5,721
Transportation and gas processing	32,989	3,624	3,621		—		133,376	(b)	—		—		173,610
Severance and other taxes	41,761	3,807	3,856		—		26,274	(b)	—		—		75,698
Exploration expense	—	—	—	—	—		—		—		—		—
Loss (gain) on commodity derivative financial instruments	—	29,818	—	—	(29,818)	(c)	—		—		—		—
Other expense, net	—	208	—	—	—		—		—		—		208
Total Operating Expenses	287,645	48,967	16,223	189,018	(29,818)		—		26,016		65,756		603,807

Operating Income (Loss)	465,775	5,738	31,354	294,365	29,818		—		(26,016)		(65,756)		735,278

Non-Operating Income (Expense)
Net gain (loss) on commodity derivatives	(73,885)	—	—	—	(29,818)	(c)	—		—		—		(103,703)
Interest expense, net	(41,948)	(2,289)	—	—	—		—		(2,720)	(e)	(67,982)	(e)	(114,939)
Other income (expense), net	95	—	—	—	—		—		—		—		95

Income (Loss) Before Income Taxes	350,037	3,449	31,354	294,365	—		—		(28,736)		(133,738)		516,731

Provision (Benefit) for Income Taxes	9,600	—	—	—	—		—		1,350	(f)	35,739	(f)	46,689

Net Income (Loss)	$340,437	$3,449	$31,354	$294,365	$—		$—		$(30,086)		$(169,477)		$470,042

Per Share Amounts:

Basic: Net Loss	$17.24	$—		$—	$—		$—		$—		$—		$23.80

Diluted: Net Income Loss	$16.94	$—		$—	$—		$—		$—		$—		$23.39

Weighted Average Shares Outstanding - Basic	19,748	—		—	—		—		—		—		19,748

Weighted Average Shares Outstanding - Diluted	20,097	—		—	—		—		—		—		20,097
See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(1) Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared based on the historical consolidated financial statements of the Company, the historical South Texas Rich Properties Statements of Revenues and Direct Operating Expenses related to the Chesapeake Transaction, and from the historical financial activity of Sundance through June 30, 2022, the closing date of the Sundance Transaction. Certain of Sundance’s historical amounts have been reclassified to conform to SilverBow’s financial statement presentation. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2023 and the year ended December 31, 2022 were prepared assuming the Transactions and related financing transactions occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2023 was prepared as if the Chesapeake Transaction and related financing had occurred on June 30, 2023.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that SilverBow believes are reasonable, however, actual results may differ from those reflected in these statements. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statements do not purport to represent what SilverBow’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of SilverBow’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of SilverBow, Sundance, Chesapeake, as applicable, for the period presented.

(2) Pro Forma Adjustments

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Chesapeake Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the relative fair value of assets to be acquired and liabilities to be assumed as of June 30, 2023 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. SilverBow expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the proposed transaction.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:
•changes in the estimated fair value of Chesapeake’s assets acquired and liabilities assumed as of the date of the closing of the Chesapeake Transaction, resulting from the finalization of SilverBow’s detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors;
•valuation of ASC 842 Leases as it relates to Chesapeake’s lease obligations and right of use assets expected to be recorded as part of purchase accounting upon the closing of the Chesapeake Transaction; and
•changes in the estimated fair value of the Contingent Consideration as of the date of the closing of the Chesapeake Transaction.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a)    Consideration for the Chesapeake Transaction was approximately $700.0 million, (i) cash in the amount of $650.0 million due at the closing of the transaction, subject to certain purchase price adjustments (estimated $58.0 million reduction in cash consideration below) and (ii) cash in the amount of $50.0 million due on the first anniversary of the closing of the transaction. The table below represents the allocation of the total cost of the Chesapeake Transaction to the assets acquired and liabilities assumed, as follows:

(in thousands)
Total Cost
Cash consideration	$592,000
Deferred acquisition payment	50,000
Fair value of contingent consideration	22,579
Total Consideration	$664,579

Transaction costs	7,805

Total Cost of Transaction	$672,384

Allocation of Total Cost of Transaction
Assets
Oil and gas properties	$673,018
Right of use asset	200
Total Assets	673,218

Liabilities
Asset retirement obligations	634
Current lease liability	59
Non-current lease liability	141
Total liabilities assumed	$834
Net Assets Acquired and Liabilities Assumed	$672,384

(b)    Chesapeake Reclassification and Conforming Adjustments:
•Reflects reclassification of approximately $80.4 million from Direct Operating Expenses to the respective operating expenses by category ($16.8 million to Lease operating expenses, $0.8 million to Workovers, $51.0 million to Transportation and gas processing and $11.9 million to Severance and other taxes) on the Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023.
•Reflects reclassification of approximately $189.0 million from Direct Operating Expenses to the respective operating expenses by category ($27.3 million to Lease operating expenses, $2.1 million to Workover, $133.4 million to Transportation and gas processing and $26.3 million to Severance and other taxes) on the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022.

(c)    Sundance Reclassification and Conforming Adjustments:
•Reflects reclassification of approximately $102.3 million to oil and gas sales from the respective sales revenues by product ($83.6 million for oil sales, $7.5 million for gas sales and $11.2 million for NGL sales);
•Reflects reclassification of approximately $0.1 million from depreciation, depletion and amortization to accretion of asset retirement obligation;
•Reflects reclassification of approximately $2.0 million from lease operating expenses to workovers; and
•Reflects the reclassification of approximately $29.8 million of loss on commodity derivatives financial instruments from Operating Expenses to Non-Operating Income (Expense)

(d)    Depreciation, depletion and amortization (“DD&A”) relate to the Chesapeake Transaction for the six months ended June 30, 2023 and Sundance Transaction for the year ended December 31, 2022 was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Transactions and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Transactions.

(e)    Interest expense associated with borrowings under the Company's Second Lien Notes and Credit Facility utilizing current interest rates, as applicable, for each Transaction.

(f)    Adjustments to Income tax provision reflects the historical and adjusted Income (Loss) Before Income Taxes for each Transaction, as applicable, multiplied by 22.25% effective tax rate for the periods presented.

(3) Supplemental Oil and Gas Reserve Information

Estimated Quantities of Proved Oil and Natural Gas Reserves

The following tables present information regarding net proved oil and natural gas reserves attributable to the Company's interests in proved properties as of December 31, 2022 and 2021. The information set forth in the tables regarding historical reserves of the Company is based on proved reserves reports prepared in accordance with Securities and Exchange Commission’s (“SEC”) rules. H.J. Gruy and Associates, Inc. (“Gruy”), independent petroleum engineers, prepared the Company's proved reserves reports as of December 31, 2022 and 2021.

In addition, the following tables also set forth information as of December 31, 2022 and 2021 about the estimated net proved oil and natural gas reserves attributable to the Chesapeake Transaction, and the pro forma estimated net proved oil and natural gas reserves as if the Chesapeake Transaction had occurred on January 1, 2021. The reserve estimates attributable to the Chesapeake Transaction at December 31, 2022 and 2021 presented in the table below were prepared based upon information provided by Chesapeake and was prepared in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

In addition, the following tables also set forth information as of December 31, 2021 about the estimated net proved oil and natural gas reserves attributable to the Sundance Transaction, and the pro forma estimated net proved oil and natural gas reserves as if the Sundance Transaction had occurred on January 1, 2021. The Sundance Transaction closed on June 30, 2022. Therefore, the net proved oil and natural gas reserves attributable to the Sundance Transaction are reflected in SilverBow's historical reserves as of December 31, 2022. The reserve estimates attributable to the Sundance Transaction at December 31, 2021 presented in the table below were prepared based upon information provided by Sundance and was prepared in accordance with the authoritative guidance of the FASB and the SEC on oil and natural gas reserve estimation and disclosures.

Reserve estimates are inherently imprecise and are generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, reserve estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

	Natural Gas (Mcf)
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
Estimates of Proved Reserves
December 31, 2020	948,094,943	148,585,717	50,144,876		—		1,146,825,536
Revisions	(199,625,710)	74,107,492	(7,691,299)		—		(133,209,517)
Extensions, discoveries and other additions	324,625,474	82,671,630	19,805,640		—		427,102,744
Purchases of minerals in place	142,794,045	—	—		—		142,794,045
Production	(60,509,606)	(20,113,575)	(2,463,333)		—		(83,086,514)
December 31, 2021	1,155,379,146	285,251,264	59,795,884		—		1,500,426,294
Revisions	561,425	38,966,441	—		—		39,527,866
Extensions, discoveries and other additions	514,492,260	11,755,384	—		—		526,247,644
Purchases of minerals in place	126,849,989	—	—		(59,795,884)	(a)	67,054,105
Sales of minerals in place	(772,177)	—	(59,795,884)	(a)	59,795,884	(a)	(772,177)
Production	(70,958,470)	(20,909,750)	—		—		(91,868,220)
December 31, 2022	1,725,552,173	315,063,339	—		—		2,040,615,512

Proved Developed Reserves
December 31, 2020	415,390,459	148,585,717	22,666,672		—		586,642,848
December 31, 2021	525,736,580	183,596,848	15,499,234		—		724,832,662
December 31, 2022	695,481,580	229,553,642	—		—		925,035,222

Proved Undeveloped Reserves
December 31, 2020	532,704,484	—	27,478,205		—		560,182,689
December 31, 2021	629,642,566	101,654,416	44,296,646		—		775,593,628
December 31, 2022	1,030,070,593	85,509,697	—		—		1,115,580,290

	Oil (Bbl)
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
Estimates of Proved Reserves
December 31, 2020	12,531,501	18,022,345	28,897,502		—		59,451,348
Revisions	(1,644,367)	6,720,786	(5,250,851)		—		(174,432)
Extensions, discoveries and other additions	3,930,631	6,466,685	5,501,816		—		15,899,132
Purchases of minerals in place	10,942,051	—	—		—		10,942,051
Production	(1,461,657)	(2,555,411)	(1,554,079)		—		(5,571,147)
December 31, 2021	24,298,159	28,654,405	27,594,388		—		80,546,952
Revisions	(1,097,823)	2,505,226	—		—		1,407,403
Extensions, discoveries and other additions	5,423,639	1,984,143	—		—		7,407,782
Purchases of minerals in place	26,393,737	—	—		(27,594,388)	(a)	(1,200,651)
Sales of minerals in place	(194,839)	—	(27,594,388)	(a)	27,594,388	(a)	(194,839)
Production	(2,633,679)	(2,637,577)	—				(5,271,256)
December 31, 2022	52,189,194	30,506,197	—		—		82,695,391

Proved Developed Reserves
December 31, 2020	6,962,826	18,022,345	12,156,565		—		37,141,736
December 31, 2021	9,692,076	20,348,596	9,676,355		—		39,717,027
December 31, 2022	23,360,025	22,276,526	—		—		45,636,551

Proved Undeveloped Reserves
December 31, 2020	5,568,676	—	16,740,936		—		22,309,612
December 31, 2021	14,606,082	8,305,809	17,918,029		—		40,829,920
December 31, 2022	28,829,169	8,229,671	—		—		37,058,840

	Natural Gas Liquids (Bbl)
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
Estimates of Proved Reserves
December 31, 2020	13,855,188	20,648,406	8,171,134		—		42,674,728
Revisions	1,836,746	10,479,354	(855,428)		—		11,460,672
Extensions, discoveries and other additions	1,860,900	10,681,462	2,940,777		—		15,483,139
Purchases of minerals in place	3,019,773	—	—		—		3,019,773
Production	(1,472,222)	(2,853,311)	(424,929)		—		(4,750,462)
December 31, 2021	19,100,385	38,955,911	9,831,554		—		67,887,850
Revisions	548,238	3,523,627	—				4,071,865
Extensions, discoveries and other additions	3,366,839	1,509,852	—				4,876,691
Purchases of minerals in place	11,709,713	—	—		(9,831,554)	(a)	1,878,159
Sales of minerals in place	(119,211)	—	(9,831,554)	(a)	9,831,554	(a)	(119,211)
Production	(1,949,894)	(2,645,702)	—				(4,595,596)
December 31, 2022	32,656,070	41,343,688	—		—		73,999,758

Proved Developed Reserves
December 31, 2020	8,163,666	20,648,406	3,401,266		—		32,213,338
December 31, 2021	12,390,263	25,086,112	2,525,000		—		40,001,375
December 31, 2022	19,522,859	30,178,639	—		—		49,701,498

Proved Undeveloped Reserves
December 31, 2020	5,691,522	—	4,769,867		—		10,461,389
December 31, 2021	6,710,122	13,869,799	7,306,553		—		27,886,474
December 31, 2022	13,133,211	11,165,049	—		—		24,298,260
(a) Amounts and adjustments reflect the purchase and sale of minerals in place associated with the Sundance Transaction, which closed on June 30, 2022.

Changes in commodity prices may significantly impact the Company’s estimates of oil and natural gas reserves. Sustained lower commodity prices can reduce the quantity of the Company’s reserves by causing the economic limit of the proved developed and proved undeveloped wells (the point at which the costs to operate exceed the value of estimated future production, assuming constant prices and costs under SEC rules) to occur earlier in their productive lives than would be the case with higher prices. The undeveloped reserves may also be reduced by the elimination of wells because they would not meet the investment criteria to be economically producible at such prices and costs. The proved undeveloped reserves may also be eliminated by the deferral of drilling of otherwise economic wells beyond the five year proved reserve development horizon as a result of revisions to the Company’s development plan adopted in response to lower prices or otherwise.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved oil and natural gas reserves of the Company, Chesapeake and Sundance on a pro forma combined basis as of December 31, 2022 and 2021. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the Company’s estimated oil and natural gas reserves or those acquired estimated oil and natural gas reserves attributable to the Chesapeake Transaction.

	December 31, 2022
	SilverBow Historical	Chesapeake Transaction	Pro Forma Combined
	(In thousands)
Future gross revenues	$16,660,470	$5,120,415	$21,780,885
Future production costs	(4,039,248)	(1,153,162)	(5,192,410)
Future development costs	(2,063,508)	(282,790)	(2,346,298)
Future income taxes	(1,953,345)	(743,654)	(2,696,999)
Future net cash flows	8,604,369	2,940,809	11,545,178
Discount at 10% per annum	(4,564,123)	(1,462,980)	(6,027,103)
Standardized Measure of discounted future net cash flows	$4,040,246	$1,477,829	$5,518,075

	December 31, 2021
	SilverBow Historical	Chesapeake Transaction	Sundance Transaction	Pro Forma Combined
	(In thousands)
Future gross revenues	$6,370,628	$3,321,630	$2,188,156	$11,880,414
Future production costs	(1,853,856)	(805,328)	(858,212)	(3,517,396)
Future development costs	(753,046)	(184,595)	(533,540)	(1,471,181)
Future income taxes	(584,613)	(473,873)	(47,186)	(1,105,672)
Future net cash flows	3,179,113	1,857,834	749,218	5,786,165
Discount at 10% per annum	(1,620,651)	(899,630)	(336,350)	(2,856,631)
Standardized Measure of discounted future net cash flows	$1,558,462	$958,204	$412,868	$2,929,534

The following table sets forth the principal changes in the Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Company, the Chesapeake Transaction and of the Sundance Transaction on a pro forma combined basis as of December 31, 2022 and 2021:

	SilverBow Historical	Chesapeake Transaction	Sundance Transaction		Sundance Transaction Adjustments		Pro Forma Combined
	(In thousands)
January 1, 2022 balance	$1,558,462	$958,204	$412,868		$—		$2,929,534
Net changes in prices, net of production costs	1,852,439	663,937	—		—		2,516,376
Net changes in future development costs	(208,188)	(86,658)	—		—		(294,846)
Net changes due to revisions in quantity estimates	(4,218)	202,136	—		—		197,918
Accretion of discount	181,678	119,239	—		—		300,917
Other	(176,112)	(107,766)	—		—		(283,878)
Total revisions	1,645,599	790,888	—		—		2,436,487

New field discoveries and extensions, net of future production and development costs	968,093	138,778	—		—		1,106,871
Purchase of reserves	1,051,869	—	—		(412,868)	(a)	639,001
Sales of minerals in place	(5,209)	—	(412,868)	(a)	412,868	(a)	(5,209)
Sales of oil and natural gas produced, net of production costs	(621,686)	(294,365)	—		—		(916,051)
Previously estimated development costs	108,566	32,972	—		—		141,538
Net change in income taxes	(665,448)	(148,648)	—		—		(814,096)
Net change in Standardized Measure of discounted future net cash flows	2,481,784	519,625	(412,868)		—		2,588,541
December 31, 2022 balance	$4,040,246	$1,477,829	$—		$—		$5,518,075
(a) Amounts and adjustments reflect the purchase and sale of minerals in place associated with the Sundance Transaction, which closed on June 30, 2022.

	SilverBow Historical	Chesapeake Transaction	Sundance Transaction	Pro Forma Combined
	(In thousands)
January 1, 2021 balance	$512,952	$192,122	230,804	$935,878
Net changes in prices, net of production costs	781,786	577,781	272,732	1,632,299
Net changes in future development costs	1,569	(34,445)	(42,547)	(75,423)
Net changes due to revisions in quantity estimates	(43,379)	416,962	(19,717)	353,866
Accretion of discount	52,627	19,212	23,109	94,948
Other	29,303	(143,808)	(30,765)	(145,270)
Total revisions	821,906	835,702	202,812	1,860,420

New field discoveries and extensions, net of future production and development costs	400,008	365,709	64,454	830,171
Purchase of reserves	345,300	—	—	345,300
Sales of minerals in place	—	—	—	—
Sales of oil and natural gas produced, net of production costs	(336,028)	(201,110)	(83,194)	(620,332)
Previously estimated development costs	59,318	1,969	22,035	83,322
Net change in income taxes	(244,994)	(236,188)	(24,043)	(505,225)
Net change in Standardized Measure of discounted future net cash flows	1,045,510	766,082	182,064	1,993,656
December 31, 2021 balance	$1,558,462	$958,204	$412,868	$2,929,534